CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in this Registration Statement of Montana Acquisition Corporation on Form SB-2 of our Report of Independent Auditors dated March 1, 2001 and our Accountants' Review Report dated September 25, 2001 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                            Arthur Place & Company, P.C.
                                            Certified Public Accountants


                                            By: /s/ Arthur Place & Company, P.C.
                                                --------------------------------
                                            Date: 10/12/01